POWER OF ATTORNEY

Know all by these presents, that the undersigned, hereby constitutes and appoints each of Jennifer
Warren, Mary Beth Orson. Kristen Sandhurst,
Nichole Green, Chance Huber and Gregory F. Parisi, signing singly, such person's true and lawful attorney-in-fact to:
(1) prepare, execute in such person's name and on such person's behalf, and submit to the United
States Securities and Exchange Commission (the "SEC"), any documents necessary or appropriate to obtain codes, passwords, and passphrases enabling such person to make electronic filings with the SEC of reports required by
Section 16(a) or Section 13(d) of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), or any rule or regulation of the SEC;
(2) execute for and on behalf of such person, with respect to holdings of, and transactions in, securities of Meta Financial Group, Inc. ("MFG"),
Forms 3. 4 and 5, and any amendments thereto, in accordance with Section 16(a) of the Exchange Act and the rules thereunder;
(3) execute for and on behalf of such person any Schedules 13D or 13G, and any amendments thereto, relating to securities of MFG, in accordance with
Section 13(d) of the Exchange Act and the rules thereunder;
(4) do and perform any and all acts for and on behalf of such person which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 or Schedule 13D or 13G, complete and execute any amendment or amendments thereto, and file any such form with the SEC and any stock exchange or similar authority; and
(5) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, such person, it being understood that the documents executed by such attorney-in-fact on behalf of such person pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such person might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of such person, is not assuming any of such person's responsibilities to comply with
Section 16(a) or Section 13(d) of the Exchange Act.

This Power of Attorney amends and restates in its entirety the Power of Attorney for filings with respect to Form 3, 4 or 5 or Schedule 13D or 13G that the undersigned previously signed and delivered to MFG, if any.


This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form 3, 4 or 5 or Schedule 13D or 13G with respect to the holdings of, and transactions in, MFG securities by the undersigned, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 17th day of February, 2021

       /s/ Kia Tang
       NAME